CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Interests of Named Experts and Counsel" and to the use of my report dated March 31, 2001 in the Registration Statement (Form 10-SB) of New Hampshire Industrials Inc. for the registration of shares of its common stock.




March  31,2001



     /s/
---------------------------------

Ron  Lambrecht  C.P.A.,  LLC
Certified  Public  Accountant
Kalispell,  Montana


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